UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2025
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Connect Biopharma Holdings Limited
(Exact name of Registrant as Specified in Its Charter)
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Cayman Islands	001-40212	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3580 Carmel Mountain Road, Suite 200
	San Diego, California	92130
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 245-2787
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share, par value $0.000174 per Share	CNTB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
On July 18, 2025, Connect Biopharma Holdings Limited (the “Company”) instructed Deutsche Bank Trust Company Americas (the “Depositary”) to terminate the Deposit Agreement dated March 18, 2021, as amended, by and among the Company, the Depositary and the holders and beneficial owners from time to time of American Depositary Shares (the “ADSs”), each of which represents one ordinary share, US$0.000174 par value, of the Company (each, an “Ordinary Share”), and which are evidenced by American Depositary Receipts (the “ADRs”) issued thereunder (the “Deposit Agreement”). The Deposit Agreement governs the rights and obligations of the Depositary, the Company and the holders and beneficial owners of the Company’s ADSs evidenced by ADRs with respect to the listing of the Company’s ADSs on the Nasdaq Global Market (“Nasdaq”). The ADR program and the Deposit Agreement are expected to terminate on or about September 2, 2025. At such time, the Company’s ADRs will be mandatorily cancelled and exchanged for Ordinary Shares at a one-for-one ratio.
The Depositary will distribute to all holders and beneficial owners of ADSs a notification regarding the termination of the ADR program pursuant to the Deposit Agreement. Immediately following the termination of the ADR program, the Company plans to list its Ordinary Shares directly on Nasdaq in substitution for its ADSs (the “Substitution Listing”). The Company expects that, upon effectiveness of the Substitution Listing, its ADSs will cease to be listed on Nasdaq and the Ordinary Shares represented by the ADRs will commence trading on Nasdaq under the Company’s existing symbol “CNTB”.
On July 21, 2025, the Company issued a press release announcing its plans to terminate the ADR program and the Deposit Agreement and to effect the Substitution Listing.
Forward-Looking Statements
This disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Forward-looking statements are statements that are not of historical fact and include, without limitation, statements regarding the timing of the termination of the ADR program and the Deposit Agreement, as well as the Substitution Listing; and the timing of the Depositary’s delivery of the notice of termination of the ADR program pursuant to the Deposit Agreement. These statements are based on management’s current expectations of future events only as of the date of this Current Report on Form 8-K and are inherently subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among other things: we are reliant on the Depositary to provide notice of the termination of the ADR program, and we must complete the process with Nasdaq to effect the Substitution Listing.
Words such as “aim,” “anticipate,” “believe,” “could,” “expect,” “feel,” “goal,” “intend,” “look forward to,” “may,” “optimistic,” “plan,” “potential,” “promising,” “will,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its expectations, projections or plans will be achieved. Actual results may differ materially due to the risks and uncertainties inherent in our business and other risks described in our filings with the U.S. Securities and Exchange Commission (the “SEC”). Further information regarding these and other risks is included under the heading “Risk Factors” in our annual and periodic reports filed with the SEC. These forward-looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this presentation. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You are cautioned not to place undue reliance on the scientific data presented or any forward-looking statements, which speak only as of the date of such presentation(s) or such statements. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise. The Company claims the protection of the safe harbor for forward-looking statements contained in the Act for all forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECT BIOPHARMA HOLDINGS LIMITED

Date:	July 21, 2025	By:	/s/ David Szekeres
		Name:	David Szekeres
		Title:	President